CWS Investments, Inc.	Offering Circular

CWS Investments, Inc.

Up $75,000,000 of Preferred Stock

5242 Port Royal Rd #1785

North Springfield, VA 22151

703-988-2054

Dated July 13, 2022

CWS Investments, Inc. (the “Company”) is offering a combined maximum amount of $75,000,0001 of a single class of Series A Redeemable Preferred Membership Units in the Company (“Preferred Stock” or “Shares”) at an offering price of $10.00 per share. The Company’s sole shareholder is not selling any shares of common stock in this Offering. The minimum permitted purchase is $500 for Class A Preferred Stock (“Stock” or “Shares”). The Company is also offering up to 525,000 Bonus Shares that will be issued at no cost to investors.2 Further, information on the securities being offered can be found on page 32. The Company expects to begin selling the Shares on or about June 1, 2022, but in no event prior to the qualification of this Offering by the SEC. Investors will be required to hold their Interest for four (4) years from the date of the Management’s receipt and deposit of the invested funds (the “Lockup Period”). Early redemption requests for reasons of financial hardship or emergency during the Lockup Period may be considered on a case by case basis subject to a penalty against the amount invested, as well as the loss of Bonus Shares, as further described on page 28, Description of Securities – Limited Right of Liquidity.

This Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, (the “Securities Act”), for Tier 2 offerings. The Offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional two (2) years in the Company’s sole discretion) or the date when all and Shares have been sold.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3 before deciding to invest.

The Company, as well as this Offering, is being managed by a management team led by Christopher Seveney (“Management”). There is no existing public trading market for our common stock. For the time being we do not intend to apply for listing of the common stock on any securities exchange or for quotation in any automated dealer quotation system or other over-the-counter market, however, the Company reserves the right to later amend this Offering in the event that the Company seeks to apply for listing on an exchange.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this offering circular is accurate or complete. Any representation to the contrary is a criminal offense.

[1]	This includes 7,500,000 shares of Class A Preferred Stock and 525,000 Bonus shares of Class A Preferred Stock.
[2]	There are sufficient Bonus Shares available that every Investor that meets the investment minimums set forth in the Bonus Shares Availability section will receive the full amount of Bonus Shares provided for therein. To be clear, there are 7,500,000 Class A Preferred Shares available for purchase. Investors purchasing more than $250,000 in Class A Preferred Shares are entitled to a 7% match of Bonus Shares, the highest distribution of Bonus Shares available. If one investor purchased all 7,500,000 available Class A Preferred Shares, that investor would receive 525,000 Bonus Shares.

CWS Investments, Inc.	Offering Circular

Series A Redeemable Preferred Membership Units

The Series A Redeemable Preferred Membership Units in the Company will be offered to prospective investors. Each share of Redeemable Preferred Stock will have an initial stated value of $10 per share (the “Stated Value”), subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock. The Shares will be offered and sold publicly at a price of $10 per share. The minimum investment amount of Series A Redeemable Preferred Stock is $500. The Shares will not be certificated. The Shares rank senior to any issued or unissued common stock or membership units of the Company with respect to payment of dividends and distribution of amounts upon our liquidation, dissolution or winding up. Holders of our Series A Redeemable Preferred Stock will have no voting rights.

Class A Stock

Holders of Preferred Shares A Stock (hereafter “Class A Stock”) are entitled to receive, when and as declared by Management out of legally available funds, cumulative cash dividends on each share of Class A Stock at a per annum rate of 8% of the Stated Value of such share. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Dividends on each share of Class A Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by the Company (the “date of issuance”) and regardless of whether Management declares and pays such dividends. Class A Members shall be required to hold their stock for a minimum of 48 months. The Offering is made through Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, who will act as the broker/dealer of record.

	Price per Share		Maximum Offering
Public Offering Price	$10		$75,000,000	(1)
Selling Commission	$0.10	*	$750,000
Proceeds, before expense, to Company	$9.90		$74,250,000	(1)

(1)	This excludes Bonus Shares. The Company may issue up to 7,500,000 shares of Class A Preferred Stock and 525,000 Bonus Shares of Class A Preferred Stock. The Bonus Shares will be issued without any additional consideration received by the Company. If the Company issues all Bonus shares in this Offering, the effective cash price per share paid by investors in this Offering would be $9.35.

*	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value

CWS Investments, Inc.	Offering Circular

We expect to commence the sale of the Shares as of the date on which the offering statement is qualified by the SEC. There is no minimum number of Shares that must be sold before we can close this offering and use any proceeds. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Description of Capital” for a description of our capital stock.

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY BONDS OR SHARES IN THIS OFFERING.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

CWS Investments, Inc.	Offering Circular

ITEM 2: TABLE OF CONTENTS

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CWS Investments, Inc.	Offering Circular

SUMMARY AND RISK FACTORS

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to the Company.

SUMMARY

Issuer. The Company is a Virginia corporation that seeks to acquire and manage real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties. The Company, sometimes by and through wholly owned subsidiary limited liability companies, intends to purchase performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (the “Notes”) throughout the United States with conservative loan to value characteristics. Meaning, the Company only intends to purchase Notes that are fully secured. While the Company will typically only invest in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned conservative characteristics. The Company may also invest in Class A and B single family homes and smaller multi-family residential properties. If investing in single family homes and/or multi-family property, the Company expects to do so on a cash basis, but in no event will the Company use leverage in excess of 60% loan to value. The Company may also take any action incidental and conducive to the furtherance of the stated purposes.

The Company’s senior management has extensive experience in real estate loan transactions, lending and analyses, regulatory compliance and real estate portfolio management.

SUMMARY RISK FACTORS

An investment in our Stock involves numerous risks and uncertainties, including those highlighted in the section of this offering circular titled “Risk Factors.” These risks include the following:

●	We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives;

●	We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives;

●	We have set the offering price in this Offering arbitrarily and it may not reflect the value of our common stock;

●	If you purchase our Stock in this Offering, you will experience substantial and immediate dilution; and

●	There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

CWS Investments, Inc.	Offering Circular

REGULATION A+

We are offering our Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

SUMMARY OF THE OFFERING

Issuer	CWS Investments, Inc.

Securities Offered	We are offering up to 7,500,000 shares of Class A Preferred Stock and up to 525,000 Bonus shares of Class A Preferred Stock. There is no requirement that any number of any class of Stock be sold. We are not offering Common Stock. The Stock being offered will have no voting rights.

Preferred Dividend Return	Class A - We will issue dividends up to 8% to be paid monthly. The minimum investment amount is $500. Shareholders will be required to hold their shares for a minimum of four (4) years, subject to redemption provisions set forth on page 33.

Offering Price	$10 per Share.

CWS Investments, Inc.	Offering Circular

RISK FACTORS

Our Stock involves a high degree of risk. In deciding whether to purchase our Stock, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on the value of the Stock you purchase and could cause you to lose all or part of your initial purchase price.

No Guaranty of Distributions: The ability of the Company to make the distributions you expect, and ultimately to give you your money back, depends on a number of factors, including some beyond its control. Nobody guaranties that you will receive distributions.

Risks Relating to Our Industry

Real Estate is Speculative: Real estate is notoriously speculative and unpredictable. Most or all the assets purchased by the Company will be backed by real estate. If the real estate market declines, the Company might not be able to pay the return you expect or even to pay back your investment. The real estate industry has seen numerous ebbs and flows over the past two decades, to include the notorious downturn in 2007-2009. These events impact the ability of the Company to generate revenue and in turn, distribute dividends and proceeds.

Risks Relating to Real Estate Loans: The ultimate performance and value of the Company’s investments will depend upon, in large part, the Borrower’s ability to perform and the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to generate profits. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of Borrowers or tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws.

The Company may have difficulty protecting its rights as a noteholder, which may result in the Company incurring additional costs and expenses.

CWS Investments, Inc.	Offering Circular

These additional risks include, but are not limited to:

●	Foreclosure proceedings may be subject to protracted delays and/or litigation, during which time the secured property may deteriorate and/or decrease in value;

●	The Company may not be able to pursue deficiency judgments after it forecloses for various legal and/or practical reasons;

●	The Borrowers may file for bankruptcy protection during the re-negotiation/liquidation process or may have obtained a Bankruptcy discharge prior to the purchase of the Note. In such situations, federal Bankruptcy law will govern the Company’s liquidation options. In the event of a Bankruptcy filing, the Company’s ability to liquidate the asset will be severely impacted and protracted.

Borrower’s Failure to Pay: The Company intends to purchase performing and non-performing Notes. There is the risk that the performing Notes may become non-performing and the non-performing Notes may not able to be re-negotiated into performing Notes, through no fault of the Company. A risk associated with this business is that non-performing Notes may never perform or may start performing, but then stop performing. The Company considers numerous factors when contemplating the purchase of Notes. There is no guaranty that a Note will always perform or that it can be re-negotiated with the Borrower, or that the Borrower will uphold its obligations under the re-negotiated Note.

Pricing of Loans: The ability of the Company to generate revenue and to make distributions to Investors depends on the Company’s ability to accurately value prospective loans for purchase. Although the Company and its advisors rely on various objective criteria, the value of these loans has generally proven to be a fairly subjective endeavor that depends on a variety of factors. The factors include issues related to the underlying note (length of default, borrower bankruptcy, value of collateral, ability to modify, etc.) as well as issues related to the seller (need for capital, dissolution requirements, and varying other business objectives). There is no guaranty that the Company and its advisors will be successful.

The Company Does Not Have A Credit Rating: The Company has not been rated by credit rating agency and, as a result, Investors have no objective measure by which to judge the creditworthiness of the Company.

Incomplete Due Diligence: The Company performs significant “due diligence” on the Notes prior to purchase. This includes the review of any available information about the loans and the underlying collateral. Despite best efforts, it is impossible to review all of the information about a given loan and there is no assurance that all of the information that was provided/obtained is accurate. It is also possible that we have reached inaccurate conclusions concerning the information we have reviewed.

Role of Management: Investors will have no right to vote and will have a limited ability to participate in the management of the Company. Management will make all investment and management decisions. As a result, the success of the Company will depend almost exclusively on the skills of the President and Chief Executive Officer, Christopher Seveney. If Mr. Seveney resigned, died, or became ill, the Company and its Investors could suffer.

The Company Does Not Have an Operating History: Although the principal of the Company have been engaged in the real estate, finance, and construction industries for over 25 years, the Company is a new business. Like any new business, the Company faces numerous challenges, including attracting and retaining qualified employees, marketing, and capital formation. If the Company failed in any of these or other key areas, the whole business could fail.

CWS Investments, Inc.	Offering Circular

Limitation on Rights in Bylaws: The Bylaws limits your rights in several important ways, including these:

●	The Bylaws limits the rights of Investors to bring legal claims against management.

●	The Bylaws limits the rights of Investors to obtain information about the Company and to inspect its books and records.

●	Investors have a limited right to remove Management.

●	Management is empowered to amend the Bylaws in certain respects without Investor consent.

●	Investors have a limited ability to sell or otherwise transfer their interest in the Company.

●	The Stock of the Company is subject to certain lock-up provisions that restrict the ability of Investors to redeem their investment for a period of four (4) years from the date of Management’s receipt and deposit of the invested funds . For more information on the Lockup Period and early redemption requests, see page 27, Description of Securities - Limited Right of Liquidity.

●	The Bylaws provides that all disputes will be adjudicated in Fairfax County, Virginia. A copy of the Bylaws are attached hereto as Exhibit 2.2.

Conflicts of Interest: The Company’s interests could conflict with your interests in a number of important ways, including these:

●	Your interests might be better served if our management team devoted its full attention to maximizing the value of just the loans and other assets purchased by the Company. Instead, our team will be managing the assets and liabilities of other entities affiliated with the Company.

●	Members of our management team have business interests wholly unrelated to the Company and its affiliates, all of which require a commitment of time.

●	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

●	The lawyer who prepared the Bylaws, the Investment Agreement, and this Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

No Market for the Securities: There are several obstacles to selling or otherwise transferring your Interests:

●	There will be no established market for your Interest in the Company.

●	There are early withdrawal penalties in the event that you wish to redeem your Interest prior to the expiration of the Lockup Period. Therefore, you should plan to own your Class A Interests for four years. For more information on the Lockup Period and early redemption penalties, which includes the loss of Bonus Shares, see page 27, Description of Securities - Limited Right of Liquidity.

Past Performance Does Not Guaranty Future Performance: There is no guaranty that the Company will replicate the performance of the Affiliates.

Risk of Failure to Comply with Securities Laws: Affiliates of the Company have previously sold securities relying the exemptions under Rule 506(b) and (c) of Regulation D issued by the Securities and Exchange Commission, and the current Offering by the Company relies on the exemption under Regulation A. In all cases, we have relied on the advice of securities lawyers and believe we qualify for the exemption. If we did not qualify, we could be liable to penalties imposed by the Federal government and State regulators, as well as to lawsuits from investors.

CWS Investments, Inc.	Offering Circular

Asset-Backed Securities: Securities laws generally include two definitions of the term “asset-backed security.” If the Stock were treated as “asset-backed securities” within the meaning of the first of these definitions, we would not be allowed to sell them in this Offering. If the Stock were treated as “asset-backed securities” within the meaning of the second of these definitions, the Company would be subject to substantial and onerous reporting obligations. For the reasons described in the “Asset-Backed Securities” section starting on page 30, we do not believe that the Stock constitutes asset-backed securities under either definition. If the Securities and Exchange Commission or another regulatory body were to conclude otherwise, however, we might be unable to complete the Offering, or we might be subject to onerous reporting obligations.

Mortgage Investment business is heavily regulated: The mortgage investment business is complex and heavily regulated. Our business is subject to extensive licensing requirements, consumer protection laws, foreclosure laws and regulatory oversight by federal, state and local governmental authorities. We may be required to devote substantial resources to compliance matters and we may incur significant ongoing costs to comply with new and existing laws and governmental regulation. If we fail to operate our business in compliance with both existing and future laws, our business, reputation, financial condition, and results of operations could be materially and adversely affected. Our failure to comply with all applicable federal, state and local laws could result in, among other things, (i) loss of our licenses to engage in the mortgage investment businesses, (ii) government investigations and enforcement actions against us, (iii) fines, penalties and judgments against us, (iv) civil lawsuits, including class actions, (v) criminal liability, and (vi) breaches of covenants and representations under our servicing agreements, debt agreements or other agreements.

Licensing requirements applicable to mortgage investing business:: Many states impose certain licensing requirements on investors who buy and sell mortgage loans secured by 1-4 family residential properties. Any failure to be appropriately licensed may prevent us from pursuing business opportunities that could be beneficial to the Company, and could expose us to investigations, lawsuits, administrative proceedings, costs (including attorneys’ fees), fines, judgments, penalties, or other consequences, which could materially and adversely affect our financial condition.

We may not be able to effectively control the timing and costs relating to the renovation and maintenance of our properties, which may adversely affect our operating results and ability to make distributions to our shareholders. Nearly all of our properties require some level of renovation either immediately upon their acquisition or in the future. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that insurance may not cover. Because our portfolio may consist of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties may have infrastructure and appliances of varying ages and conditions. Consequently, we routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our shareholders may be adversely affected.

CWS Investments, Inc.	Offering Circular

We may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us. We may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by us or third-party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation.

If we pay distributions from sources other than cash flow from operations, we will have less capital available for investments and your overall return is likely to be reduced. Our distribution policy is to use our cash flow from operations to make distributions to shareholders, however, we reserve the right to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less capital available to make investments, and your overall return is likely be reduced.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses. In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss. Many of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

CWS Investments, Inc.	Offering Circular

Other Real Estate Related Risks in General

The Company’s real estate related investments will be subject to the varying degrees of risk and significant fluctuations in their value. The value of the Company’s investments depends upon the Borrower’s ability to make the necessary loan payments and the ability to create value out of non-performing Notes. Revenues may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of mortgage companies; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the control of the real property owners and the Company. In the event that any of the properties underlying the Company’s investments experience any of the foregoing events or occurrences, the ability of the real property owner to pay the interest and principal on any debt securities would be negatively impacted.

As discussed throughout this Offering, the market for the mortgage loans can be tight. In an effort to generate cashflow in the event that the Company is unable to source mortgage loans for purchase, the Company may opportunistically purchase single family and small multi-family residential properties. If investing in single family homes and/or multi-family property, the Company expects to do so on a cash basis, but in no event will the Company use leverage in excess of 60% loan to value. Depending on the condition of the properties, the Company may either immediately rent said properties in order to generate residual income, or it may renovate and thereafter sell or rent the properties.

Results will be subject to risks generally incident to the ownership and rental of residential real estate, many of which are beyond our control, including, without limitation:

●	changes in national, regional or local economic, demographic or real estate market conditions;

●	changes in job markets and employment levels on a national, regional and local basis;

●	declines in the value of residential real estate;

●	overall conditions in the housing market, including:

o	macroeconomic shifts in demand for rental homes;

o	inability to rent homes in a timely basis, on attractive terms, or at all;

o	failure of tenants to pay rent when due or otherwise perform their lease obligations;

●	unanticipated repairs, capital expenditures, weather events and possible damages from them, or other costs;

●	uninsured damages;

●	increases in property taxes, homeowners’ association (HOA) fees and insurance costs;

●	level of competition for suitable investment properties;

●	terms and conditions of purchase contracts;

●	costs and time period required to convert acquisitions to rental properties;

●	State licensing requirements for landlords;

●	changes in interest rates and availability of financing that may render the acquisition of any properties difficult or unattractive;

●	the illiquidity of real estate investments, generally;

●	potential delays in leasing;

●	changes in laws, including those that increase operating expenses or limit our ability to increase rental rates;

CWS Investments, Inc.	Offering Circular

●	the impact of potential reforms relating to government-sponsored enterprises involved in the home finance and mortgage markets;

●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	the geographic mix of our properties;

●	the cost, quality and condition of the properties we are able to acquire; and

●	our ability to provide adequate management, maintenance, and insurance.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

Digital Operations Risk

The Company is nearly paperless, with all documents secured and managed digitally. The Company utilizes industry proven software that allows it to track and manage its investments with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

●	transaction or processing errors;

●	diversion of technical and other resources from other efforts;

●	loss of credibility with current or potential customers;

●	harm to reputation; or

●	exposure to liability claims.

In addition, the Company relies on technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

We rely upon Amazon Web Services to operate certain aspects of our service and any disruption of or interference with our use of the Amazon Web Services operation would impact our operations and our business would be adversely impacted. Amazon Web Services (“AWS”) provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. Our software and computer systems have been designed to utilize data processing, storage capabilities and other services provided by AWS. Currently, we run our loan management software on AWS. Given this, along with the fact that we cannot easily switch our AWS operations to another cloud provider, any disruption of or interference with our use of AWS would impact our operations and our business would be adversely impacted.

Risks relating to personally identifiable information

We will routinely collect, process, store, use and disclose personal information of borrowers (including, but not limited to, names, addresses, social security numbers, bank account numbers, credit card numbers and credit history information). Such information is subject to various federal, state and other laws regarding data privacy and protection. The regulatory framework for data privacy and protection issues in the United States and internationally is constantly evolving and is likely to remain fluid for the foreseeable future. We may be required to expend significant time, money and other resources towards compliance with such laws, and we may be subject to orders, fines, penalties or other adverse consequences from governmental authorities, as well as lawsuits from consumers, if we fail to comply with such laws. An actual or perceived failure by the Company to properly safeguard and use sensitive personal information could severely damage our reputation and harm our business.

CWS Investments, Inc.	Offering Circular

Risks Related to the Company’s Limited Operating History

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives. As a result, an investment in our stock entails more risk than an investment in the stock of a company with a substantial operating history. Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern. See page 12 of the Audited Financial Report. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our Stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to obtain capital;

●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

●	governmental regulation relating the mortgage and lending industry, to include additional regulation relating to foreclosures;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

●	our ability to compete with other investors entering the sector for assets;

●	costs that are beyond our control, including title litigation, litigation with borrowers, legal compliance, real estate taxes, HOA fees and insurance;

●	population, employment or homeownership trends in our markets;

We have minimal operating capital and no revenue from operations as of this Offering. We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from this Offering. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in events which would have a material adverse effect on us and our shareholders.

We have been organized as a corporation which will result in an additional level of taxation not incurred by entities organized as pass-through entities. We were formed as a corporation and have elected to be taxed as a corporation. As a result, unlike limited liability companies, limited partnerships, and other pass-through entities that do not incur tax at the entity level, both we and the holders of our common stock will incur tax on any earnings generated by our real estate subsidiaries that are distributed to the holders of our common stock.

The distributions made pursuant to the Class A Preferred Stock dividend provisions will be taxable as dividends to shareholders only to the extent of current and accumulated earnings and profits. To the extent the company does not have current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the shareholder’s adjusted basis. If distributions still exceed the amount of adjusted basis, such excess would be considered as capital gains income to the shareholder, who will generally be subject to federal (and possibly State) income tax on such gains at a rate that depends upon the shareholder’s holding period with respect to the shares in question, among other factors. Since the tax treatment of any distributions may vary according to the financial performance of the company, as well as the particular circumstances of the investor, investors should consult their own tax advisers, and should further not assume that the distributions will be subject to the same tax treatment from year to year.

CWS Investments, Inc.	Offering Circular

Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing COVID-19 pandemic. Pandemics, such as the current COVID-19 pandemic, and outbreaks of infectious disease may adversely impact our business, results of operations, financial condition, and cashflows. The ongoing COVID-19 outbreak in the United States has led entities directed by, or notionally affiliated with, the Federal government as well as certain states and cities, including those in which we own and will own properties, to impose and continue to implement measures intended to control the spread of COVID-19. Some of these measures have impacted our ability to liquidate non-performing assets insofar as foreclosure moratoriums have allowed delinquent borrowers to continue to reside in properties without making payments on their underlying loans.

The Company may not be successful in availing ourselves of the Investment Company Act exclusions and/or exemptions, and even if the Company is successful, the exclusion would impose limits on our operations, which could adversely affect the operations.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Investment Company Act is generally intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the Investment Company Act).

An “investment company” under the Investment Company Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the Investment Company Act defines “investment company” as any issuer that: “...is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the Investment Company Act provides that a company is not an “investment company” within the meaning of the Investment Company Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

Section 3(c) of the Investment Company Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title:…(5) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services; and (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate .”

CWS Investments, Inc.	Offering Circular

The Company intends to conduct its operations so that neither the Company nor any of its subsidiaries or joint ventures will be required to register as investment companies under the Investment Company Act by primarily relying on an exemption from the definition of the investment company provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act as interpreted by the SEC staff, requires the Company to invest at least 55% of its assets in mortgages and other liens on, and interests in, real estate, including fee interests, leasehold interests in real estate and promissory notes fully secured by mortgages solely on real estate (known as “qualifying interests”), and at least 80% of the Company assets in qualifying interests plus real estate-type interests (such as loans where at least 55% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan and agency partial pool certificates) to qualify for the exemption. The Company intends to achieve the referenced balance, and therefore maintain an exemption from the Investment Company Act, by only investing in first mortgages with conservative loan to value characteristics. Meaning, the Company only intends to purchase mortgages that are fully secured, as opposed to mortgages that are only partially secured by value in real property. The Company may also opportunistically invest in second mortgages and lease options if said assets possess similarly conservative loan to value characteristics.

Investors in the Company will not be entitled to the substantive protections of the Investment Company Act given the fact that the Company intends to operate such as to avoid registration under the Investment Company Act.

Although the Company will monitor the portfolio and income in an effort to comply with Section 3(c)(5)(C) and related guidance, there can be no assurance that the Company will be able to remain in compliance or maintain the exemption from registration. Registration under the Investment Company Act would require the Company to comply with a variety of substantive requirements that impose, among other things:

●	Limitation on capital structure;

●	Restrictions on specified investments;

●	Restrictions on leverage or senior securities;

●	Restrictions on unsecured borrowings;

●	Prohibitions on transaction with affiliates; and

●	Compliance with reporting, record keeping, voting, proxy disclosures and other rules and regulations that would significantly increase the operating expenses and fees.

Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions. In addition, if the Company is required to register as an investment company but fail to do so, it could be prohibited from engaging in the business, and criminal and civil action may be brought against the Company and its affiliates.

Registration with the SEC as an investment company would be costly, would subject the Company to a host of complex regulations and would divert attention from the conduct of its business, which could materially and adversely affect the Company and its Members.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our Management. These policies may be amended or revised at any time and from time to time at the discretion of our Management without a vote of our shareholders. In addition, our Management may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

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The rights of shareholders to take action against Management will be limited.

Our certificate of incorporation will eliminate the liability of our directors and officers to our shareholders for money damages to the maximum extent permitted under Virginia law. Under current Virginia law our directors and officers will not have any liability to us or our shareholders for money damages other than liability resulting from willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Our Bylaws will obligate us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Virginia law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our bylaws or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

Risks Related to an Investment in our Preferred Stock

We have set the offering price in this Offering arbitrarily and it may not reflect the value of the preferred stock. There is no public market for our preferred stock. The offering price for the preferred stock in this Offering has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to its assets, operations, book value or other established criteria of value. If you purchase our preferred stock in this Offering, you will experience substantial and immediate dilution. The offering price of $10.00 per share in this Offering is substantially higher than the net tangible book value per share of our outstanding preferred stock immediately following the completion of this Offering. If you purchase shares of preferred stock in this Offering, you will experience substantial and immediate dilution in our net tangible book value per share. That is because the price that you pay will be substantially greater than the net tangible book value per share of the preferred stock that you acquire. This dilution is due in large part to the fact that our earlier investor paid substantially less than the offering price in this Offering when it purchased its shares of our capital stock.

No public trading market for our shares currently exists, so it may be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount to the Offering price. We have no immediate plans to list our shares of common or preferred stock on any exchange or quotation service, but reserve the right to do so in the future. Any resale of our preferred stock must comply with applicable state and federal securities laws. If you are able to sell your shares, you may have to sell them at a discount to their Offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

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Our Management team will control the management of the Company and Christopher Seveney will own 100% of the common stock. Christopher Seveney is the President of the Company and the Chairman of the Board. The Board of Directors will initially consist of three (3) members. This ownership and management structure will prevent the Class A Stockholders from influencing significant decisions. As owners of preferred stock, you will not have the right to vote. For so long as Mr. Seveney continues to hold the common stock, he will be able to significantly influence or effectively control the composition of any board of directors and the approval of actions requiring shareholder approval through its voting power. Accordingly, this holder will have significant influence with respect to our management, business plans and policies in that the holder of the common stock and the Management team are virtually one in the same. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of preferred stock as part of a sale of our Company and ultimately might affect the value of your preferred stock.

There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This means that any investment made could be the only investment in this Offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use the net proceeds from this Offering to invest in the acquisition and management of Notes, as well as initial start-up costs. Management will have broad discretion in the application of the net proceeds allocated to working capital purposes. Accordingly, you will have to rely upon the judgment of Management with respect to the use of these proceeds.

Our shareholders’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this Offering will not have preemptive rights to any shares we issue in the future. We may only issue up to $75,000,000 in shares of Preferred Stock pursuant to this Offering in any 12-month period (although we may raise capital in other ways). After your purchase in this Offering, our Management may elect to (i) sell additional shares in this or future Offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our stock. To the extent we may issue additional equity interests after your purchase in this Offering, your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the value of your shares and in the earnings and dividends per share, if provided for by your class of investment.

Our certificate of incorporation provides that the state courts of Virginia will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Nothing in our certificate of incorporation precludes stockholders that assert claims under the Securities Act of 1933 or the Securities Exchange Act of 1934 from bringing such claims in state or federal court, subject to applicable law.

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Our focus on the long-term best interests of our Company and our consideration of all of our stakeholders, including our shareholders, employees, and other stakeholders that we may identify from time to time, may conflict with short- or medium-term financial interests and business performance, which may negatively impact the value of our preferred stock. We believe that focusing on the long-term best interests of our Company and our consideration of all of our stakeholders, including our shareholders, and other stakeholders we may identify from time to time, is essential to the long-term success of our Company and to long- term shareholder value. Therefore, we may make decisions that we believe are in the long-term best interests of our Company and our shareholders, even if such decisions may negatively impact the short- or medium-term performance of our business, results of operations, and financial condition or the short- or medium-term performance of our preferred stock. Our commitment to pursuing long-term value for the company and its shareholders, potentially at the expense of short- or medium-term performance, may materially adversely affect the value of our preferred stock, including by making owning our preferred stock less appealing to investors who are focused on returns over a shorter time horizon. Our decisions and actions in pursuit of long-term success and long-term shareholder value, which may include forbearance plans and loan modifications for borrowers vs. foreclosure, buy and hold real estate investments for rental income versus liquidation of assets, may not result in the long-term benefits that we expect, in which case our business, results of operations, and financial condition, as well as the trading price of our preferred stock, could be materially adversely affected.

Risks Relating to Certain Investors Pay a Lower Price for Preferred Stock

The Company is offering Class A Preferred Shares at a per Share price of $10.00. As described in the “Bonus Shares Availability” section, 525,000 Bonus Shares are available for distribution. The distribution of the Bonus Shares will effectively reduce the per Share price investors pay and will have the effect of immediately diluting the investment of other investors in this Offering. Investors receiving the 4% bonus (for investments of $25,000 - $49,999) will pay an effective price of approximately $9.61 per share; investors receiving the 5% bonus (for investments of $50,000 - $99,999) will pay an effective price of approximately $9.52 per share; investors receiving the 6% bonus (for investments of $100,000-$249,999) will pay an effective price of approximately $9.43 per share; and investors receiving the 7% bonus (for investments of $250,000 or more) will pay an effective price of approximately $9.35 per share. This will have the effect of immediately diluting the investment of other investors in this Offering.

The Company is offering 525,000 Bonus Shares. As provided for above and in the “Bonus Shares Availability” section, the available Bonus Share will be distributed based on meeting certain levels of investment. The amount of Bonus Shares available for distribution is such that any investor that meets the eligibility set forth in the Bonus Shares Availability section will receive the stated amount of Bonus Shares. The Bonus Shares will not become unavailable because the amount of Bonus Shares available for distribution is such an amount that every investor that meets the investment level criteria will receive the stated amount of Bonus Shares.

Risks Relating to Restrictions on Withdrawal of Investor Capital

Class A Members will be required to hold their Interest for four (4) years from the date of the Management’s receipt and deposit of the invested funds. Accordingly, there will be a limited ability to redeem your shares, and you may be unable to withdraw your invested capital prior to the expiration of the four-year restricted period. Early redemption requests for reasons of financial hardship or emergency during the lockup period may be considered on a case by case basis subject to a penalty against the amount invested, including the loss of any Bonus Shares. For more information on the four-year restricted period and early redemption requests, please see page 27, Description of Securities - Limited Right of Liquidity.

Other General Risks of an Investment in the Company

Unspecified Investments

The Company does not currently own any Asset and/or Notes and has not presently identified any such Assets that it intends to purchase. Accordingly, an Investor must rely upon the ability of the Company in making investments consistent with the Company’s investment objectives and policies. Although the principals have been successful in locating investments in the past, past success does not guaranty future success. The Company may experience trouble in sourcing and locating potential assets for a variety of reasons, to include market saturation, inflated pricing, and other economic reasons outside of the control of the Company.

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Furthermore, there may be a time between when the Company invests the proceeds of this Offering and when the Company is able to make distributions or payments. The Company will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in real estate loans or direct real estate acquisition.

The Company’s Due Diligence May Not Reveal All Factors Affecting an Investment and May Not Reveal Weaknesses in Such Investments.

There can be no assurance that the Company’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, the Company will assess the strength of the underlying properties and any other factors that they believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Company will rely on the resources available to them and, in some cases, investigations by third parties.

Reliance on Management

The Company will make all management decisions, including Asset selection. The Company will be relying in large part on the Management’s acquisition expertise.

Chris Seveney is considered the Key Men. If he were to leave or otherwise become unable to manage the Company, the Company’s ability to continue could be materially and adversely affected. Upon the death or permanent disability of the Key Man, the shareholders shall have the right to approve a replacement Key Man by majority vote for a period of up to one year. If no replacement Key Man is appointed by the shareholders within the maximum one-year period, the Company shall permanently cease to make new investments and shall proceed with an orderly liquidation of its Assets.

Risk of Litigation

The Company’s investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets.

Lender Liability Risks Including Equitable Subordination

In recent years, a number of judicial decisions in the U.S. have upheld the right of Borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the Borrower or has assumed a degree of control over the Borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Company’s investments, the Company could be subject to allegations of lender liability.

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In addition, under common law principles that, in some cases, form the basis for lender liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as an equity holder to dominate or control a Borrower to the detriment of the other creditors of such Borrower, a court applying bankruptcy laws may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” The Company could be subject to claims from creditors of an obligor that the Company’s investments in debt obligations of such obligor should be equitably subordinated. Alternatively, in bankruptcy a court may re-characterize the Company’s claims or restructure the debt using “cram down” provisions of the bankruptcy laws.

Risks Associated with a Changing Economic Environment

As a result of the credit crisis and the occurrence of several high profile bankruptcies, recent government bailouts, bank failures, other negative corporate events, and certain other recent events, the financial markets have been disrupted in general and the availability and cost of capital for the Company and that of the Company’s competitors have been adversely affected. The achievement of the Company’s targeted rate of return is dependent, at least in part, upon the Company’s ability to access capital at rates and on terms the Company determines to be acceptable. If the Company’s ability to access capital becomes significantly constrained, the Company’s financial condition and future investments may be significantly adversely affected.

Risks of Uninsured Losses

The Company will require that all real property securing the Assets is insured against hazard. However, some events may be uninsurable or insurance coverage for such events may not be economically practicable and may result in an Asset being undersecured or completely unsecured. Losses from earthquakes, floods, or other weather phenomena, for example, that could occur may be uninsured and cause losses to the Company. In addition, insurance may lapse without proper notice to the Company and/or Assets may become temporarily uninsured and sustain damage during this period.

Risk of Repayment of Company Assets and Redeployment of Cash

There is a risk that when Company Assets are paid off, there may not be sufficient quality opportunities to immediately redeploy the proceeds received from these payoffs into new Company Assets. If the Company is unable to locate new Assets in a timely manner, the excess cash may water down the overall yield to the Company or Management may choose to repay Investors a portion or all of their Capital Account earlier than expected.

Competition for Assets

The business and arena in which the Company is engaged is highly competitive, and the Company compete with numerous established entities, some of which have more financial resources and experience in the business than the Company. The Company expects to encounter significant competition from other market participants including private lenders, private equity LLC managers, real estate developers, pension LLCs, real estate investment trusts, other private parties, potential investors or homeowners, and other people and/or entities with objectives similar in whole or in part to those of the Company. Any general increase in the availability of capital for such purposes may increase competition for Company Assets and could reduce the yields they produce, including those of the Company.

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Risks Related to Compliance and Regulation

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting a registered public offering or listing on a national stock exchange would be. Accordingly, are we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may intend to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A.

We may intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Relaxed Ongoing Reporting Requirements

Under Regulation A, we expect, as a Tier-2 issuer, we would be required to publicly report on an ongoing basis according to requirements that are more relaxed than those for reporting companies that qualify as “emerging growth companies” under the Securities Exchange Act of 1934 (the “Exchange Act”). The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

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If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 or before that time, we would cease to be an “emerging growth company” as of the following December 31.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our shareholders could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.

Laws intended to prohibit money laundering may require our Company to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Company or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused.

CWS Investments, Inc.	Offering Circular

Recent and Anticipated Legislative and Regulatory Activity

The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the management from using certain such instruments or from engaging in such transactions. This may impair the ability of management to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Company, and it is possible that such impact could be adverse and material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. Some of the statements in the sections of this Offering Circular captioned “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” and elsewhere in this Offering Circular contain forward-looking statements. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital)required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “would,” “should,” “anticipates,” “predicts,” “projects,” “potential,” “continue,” “ongoing,” and the correlative negatives and other variations of these words and similar expressions are intended to identify forward-looking statements. These statements do not guarantee of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control. Furthermore, these statements are difficult to predict and/or could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Offering Circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

●	Risks and uncertainties related to the Company and our business model;

●	Risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;

●	Volatility in the capital markets;

●	Rising interest and insurance rates;

●	Legislative or regulatory changes, including changes to lending laws;

●	Our dependence upon our business partners and their key personnel whose continued service is not guaranteed;

●	Availability of appropriate Asset acquisition targets;

CWS Investments, Inc.	Offering Circular

●	Impact of various taxes affecting the Assets;

●	Modification/resolution delays, increasing carrying costs;

●	Increased defaults in otherwise performing Assets;

●	Changes in real estate and zoning laws and increases in real property tax rates;

●	Failure of acquisitions to yield anticipated results;

●	Risks associated with breaches of our data security;

●	The ability of our managers and their affiliates to source and service Assets, and the quality and performance of these Assets;

●	Our ability to retain and hire competent employees and appropriately staff our operations;

●	Our compliance with applicable local, state and federal laws, including the Investment Advisers

●	Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

●	Changes to generally accepted accounting principles, or GAAP.

●	Our ability to deploy the proceeds raised in this offering.

●	Public health crises, pandemics, and epidemics

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the “Risk Factors” section of this Offering Circular above. New factors may also emerge from time to time that could materially and adversely affect us.

USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this Offering, assuming we sell $75,000,000 in combined shares of Preferred Stock in this Offering. The use of funds from this Offering may reasonably vary based on changing market and business conditions and needs of the Company as determined by the business judgment of our management. The following is the current planned use of proceeds from the Offering.

We expect to use substantially all of the net proceeds from this Offering (after paying or reimbursing organization and Offering expenses) to invest in first lien position mortgage notes and contract for deeds throughout the United States with conservative loan to value characteristics. Meaning, the Company only intends to purchase Notes that are fully secured. While the Company will typically only invest in first mortgages, the Company may opportunistically invest in second mortgages, lease options if they meet the aforementioned conservative characteristics. The Company may also invest in Class A and B single family homes and smaller multi-family residential properties. If investing in single family homes and/or multi-family property, the Company expects to do so on a cash basis, but in no event will the Company use leverage in excess of 60% loan to value.

CWS Investments, Inc.	Offering Circular

Our Management team will have broad discretion in the application of the net proceeds we receive from the Offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

	25% Sold	50% Sold	75% Sold	100% Sold
Gross Proceeds (1) (2)	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Selling Commissions	$-	$-	$-	$-
Dealer Manager Fee	$187,500	$375,000	$562,500	$750,000
Net Proceeds Before Expenses	$18,562,500	$37,125,000	$55,687,500	$74,250,000
Offering Expenses
Dealer Manager Expenses	$25,000	$25,000	$25,000	$25,000
Legal & Accounting	$75,000	$75,000	$75,000	$75,000
Publishing/Edgar	$1,200	$1,200	$1,200	$1,200
Marketing Expense	$1,150,000	$2,300,000	$3,450,000	$4,600,000
Employee Salaries/Expenses[3]	$750,000	$1,250,000	$1,750,000	$2,250,000
Transfer Agent Fees	$10,000	$20,000	$30,000	$40,000
Technology Costs	$30,000	$60,000	$90,000	$120,000
Total Offering Expenses	$2,041,200	$3,731,200	$5,421,200	$7,111,200
Approximate Amount Available For Portfolio Investments	$16,521,300	$33,393,800	$50,266,300	$67,138,800
Acquisitions	$16,108,468	$32,558,155	$49,009,843	$65,460,330
Working Capital Reserves	$413,033	$834,845	$1,256,658	$1,678,470
Total Use of Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000

(1) Excludes Bonus Shares.

(2) The Company may issue up to 525,000 shares of Class A Preferred Stock as Bonus Shares in this Offering. The Bonus Shares will be issued without any additional consideration received by the Company. If the Company issues all Bonus Shares in this Offering, the effective cash price per share paid by investors in this Offering would be $9.35.

Technology fees will be paid to North Capital Investment Technology Inc. (NCIT) for the use of their software for the purposes of processing subscriptions and account management. NCIT will have an initial installation and setup fee of $2,500. Thereafter, costs will be $1,500 per month. Thereafter, costs will be based on investor funding type.

Escrow Fees will be paid to North Capital Investment Technology Inc. (NCIT). NCIT will have an initial installation and setup fee of $500. Thereafter, costs will be $1,500 per month

Vstock Transfer, LLC will act as our transfer agent with an initial set up fee $200. Thereafter, costs will be dependent on the number of investors and it is estimated to cost $699/month plus costs for proxy services. It is intended that this will be an operational cost.

The Company has estimated that costs for marketing the offering will be less than 10% of the total amount raised.

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

The Company does not intend to pay any asset acquisition or disposition fee.

The Company does not intend to use proceeds to purchase other businesses.

Stockholders do not pay upfront selling commissions in connection with the purchase of shares of our common stock.

[3]	Employee Salaries/Expenses will be incurred on a yearly basis.

CWS Investments, Inc.	Offering Circular

The Company will reimburse management for actually incurred, third-party organization and offering costs, which are not expected to exceed that which is identified above. Please see “Management Compensation” for a description of fees and expenses that we will pay Management. The aforementioned amount is an estimate that is intended to include all expenses to be paid by the Company in connection with the qualification of the Offering, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock, which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the Offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that is filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

CWS Investments, Inc.	Offering Circular

We are offering up to a maximum of 7,500,000 shares of our preferred stock, subject to additional Bonus Shares as described on page 2 of this Circular. The Offering is made through Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, who will act as the broker/dealer of record. There is no minimum shares required to be sold in this Offering. Dalmore Group, LLC is a securities broker-dealer registered with the SEC and a member firm of FINRA. Its principal business address is 1177 Avenue of The Americas, 7th floor, New York, NY 10036.

The shares will be sold at a public offering price of $10 per share. The minimum initial investment is $500 for Class A Preferred Stock. Any additional purchases must be in increments of $10. Class A Members will be required to hold their investment for a minimum of forty-eight (48) months.

This Offering will terminate at the earlier of: (1) the date at which the maximum amount of offered Preferred Stock has been sold, (2) the date which is one year after the offering statement of which this Offering Circular forms a part is qualified by the SEC, subject to an extension of up to an additional two years at the discretion of our Company and the dealer manager, or (3) the date on which this Offering is earlier terminated by us in our sole discretion.

Compensation

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one-time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter. Assuming a fully-subscribed offering for the Shares is exercised, the Company estimates that the total amount payable to Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $775,000.

The compensation for employees of the Company will be a Fund Expense. The Company has two significant employees; Christopher Seveney and Lauren Wells. Chris Seveney will be compensated as described below, as well as through distributions as the sole common stockholder. Although the Company anticipates hiring additional employees to assist in the Company’s operations, it does not expect to hire additional management level employees or officers for the foreseeable future.

The table below presents the annual compensation of each of the two highest paid executive officers and directors of the Company for its current (2022) fiscal year.

Name	Title	Annual Cash Compensation		Other Compensation	Total Compensation
Christopher Seveney	President, CEO, CFO and Chairman of the Board	$300,000	[4]	$0	$300,000
Lauren Wells	Vice President, Investor Relations & Strategy	$170,000		Up to $75,000[5]	Up to $245,000

[4]	Mr. Seveney’s salary will not commence until the earlier of August 1, 2022 or qualification of the Offering Circular. He will receive an annual base salary of $300,000 plus additional benefits such as health, life, and disability insurance, as well as retirement benefits in the company 401k plan. Mr. Seveney is the sole common stockholder and therefore is likely to receive additional compensation by way of his entitlement to the common stockholder distributions. Mr. Seveney’s compensation and benefits, just like all other employees, will be a Fund Expense.
[5]	Ms. Wells’ employment commenced on March 28, 2022. She is entitled to benefits in the way of health, life, and disability insurance, as well as retirement benefits in the form of the company 401k plan. Ms. Wells is entitled to one-time target bonus of up to $75,000. The target bonus is based off of the total amount raised, or .1% of the total amount raised.

CWS Investments, Inc.	Offering Circular

The Company’s directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Transfer Agent

The Company has engaged VStock Transfer, LLC to act as our Transfer Agent for the Company’s securities.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the Preferred Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, debit or credit card, wire or check. Investors should note that processing of checks and credit cards by financial institutions has been impacted by restrictions on businesses due to the coronavirus pandemic. Delays in the processing and closing of subscriptions paid by check may occur, and credit card processing fees may fluctuate. Upon closing, funds tendered by investors will be made available to the Company for its use.

In order to invest you will be required to complete a Subscription Agreement. A copy of the Subscription Agreement is attached hereto as Exhibit 4.1. By executing the Subscription Agreement and tendering the funds as provided for therein, the investor agrees to the terms of the Subscription Agreement, this Circular, and the Bylaws. For ease of reference, copies of the Subscription Agreement and the Bylaws are attached hereto as Exhibits 4.1 and 2.2, respectively.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The issuance of shares will not be certificated but will instead by evidenced by way of book entries. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

To the extent permitted by law and our certificate of incorporation, we will indemnify the participating broker-dealers and the Management team against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Broker-Dealer Agreement with Dalmore. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

CWS Investments, Inc.	Offering Circular

Bonus Shares Availability

Certain investors in this Offering are eligible to receive bonus shares of Class A Preferred Stock, which effectively gives them a discount on their investment. There are 525,000 Bonus Shares available to every investor that meets the criteria stated below. No other bonus shares will be issued as part of this Offering. Those investors who receive Bonus Shares based on a percentage of the amount invested, as is outlined below. Investors receiving the Bonus Shares will pay an approximate effective price of outlined below.

Investment	Bonus Share %	Effective Price
$0-$24,999	0.00%	$10.00
$25,000 - $49,999	4.00%	$9.61
$50,000-$99,999	5.00%	$9.52
$100,000-$249,999	6.00%	$9.43
$250,000+	7.00%	$9.35

By way of example only, an investor that invests $25,000 will receive 100 Bonus Shares; an investor that invests $50,000 will receive 250 Bonus Shares; an investor that invests $100,000 will receive 600 Bonus Shares and an investor that invests $250,000 will receive 1,750 Bonus Shares. No partial Bonus Shares will be offered.

Purchases by Officers and Directors

Our officers and directors and affiliates of our officers and directors are permitted to purchase shares in this Offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

Investment Amount Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A Offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an accredited investor:

●	A person who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	A person whose individual net worth, or joint net worth with their spouse or spousal equivalent, exceeds $1,000,000;

CWS Investments, Inc.	Offering Circular

●	A director or executive officer of our Company;

●	A person holding one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

●	An entity all of whose beneficial equity owners are accredited investors;

●	An entity that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following(A) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (B) a corporation, (C) a Massachusetts or similar business trust,(D) a partnership, or (E) a limited liability company;

●	A trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered;

●	A bank, as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

●	A broker or dealer registered pursuant to section 15 of the Exchange Act;

●	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

●	An investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940, or the Investment Advisers Act;

●	An insurance company as defined in section 2(a)(13) of the Securities Act;

●	An investment company registered under the Investment Company Act of 1940, or the Investment Company Act, or a business development company as defined in section 2(a)(48) of the Investment Company Act;

●	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

●	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

●	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

●	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (A) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or (B) the employee benefit plan has total assets in excess of $5,000,000; or (C) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein;

●	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;

●	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (A) with assets under management in excess of $5,000,000, (B) that is not formed for the specific purpose of acquiring the securities offered, and (C) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

●	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the bullet above and whose prospective investment in the issuer is directed by such family office pursuant to clause (C) of that bullet; and/or

●	An entity, of a type not listed in the bullets above for entities, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

CWS Investments, Inc.	Offering Circular

For purposes of calculating net worth, a person’s primary residence is not included as an asset; indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deduction claimed for depletion, contribution to an IRA or Keogh plan, alimony payments, and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the dealer manager that would permit a public Offering of the securities offered by this Offering Circular in any jurisdiction where action for that purpose is required. The securities offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other Offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES

Description of Securities

The Company is offering up to $75,000,000 in Preferred Stock, which shall be referred to as Class A Preferred Stock.

Voting Rights

Investor will have no right to vote or otherwise participate in the management of the Company. Instead, the Company is managed by the Management team, as outlined on pages 44.

CWS Investments, Inc.	Offering Circular

Distributions

The company intends to make preferred distributions every month to Class A Members. Any remaining proceeds after the distribution to the Class A Members, in the sole discretion of the Company, shall be paid to the common stockholders at the end of the fiscal year. The order of distributions will be governed as follows:

●	First, the Company will distribute the Preferred Return to the Class A Members until the Class A Members receive a cumulative 8% annualized return on their investment;

●	Second, to the common stockholders.

IMPORTANT NOTE: There is no guaranty that we will have enough money to pay Investors the stated Preferred Return, or even to return their capital.

Distribution Amounts

The decision to make Distributions, and how much, depends on the Company’s performance and the Company’s ability to generate cash flow. Management has the right, in its sole discretion, to withhold a distribution of the Preferred Return if distributing cash would not, in Management’s discretion, be in the best interests of the Company. Management shall further have the right, in Management’s sole discretion, to reinvest the proceeds from any Asset that is sold or otherwise liquidated during the life of the Company.

Term of Interests

Class A Members will be required to hold their investment for a minimum of forty-eight (48) months. The Company expects to operate the Company for a minimum of five (5) years from the date this Offering Circular is approved. The Company reserves the right to operate the Company indefinitely. If the Company elects to liquidate, the Company shall provide written notice to the Investors of the decision to liquidate. The Company will thereafter suspend preferred return distributions. Instead, the Company will distribute proceeds from liquidation to the Class A Members until each Members receives the return of their initial investment, plus their respective preferred return for the given fiscal year. Any remaining proceeds shall thereafter be distributed to the common stockholders.

Withholding

In some situations, the Company might be required by law to withhold taxes and/or other amounts from distributions made to Investors. The amount we withhold will still be treated as part of the distribution. For example, if we distribute $100 to you and are required to withhold $10 in taxes, for our purposes you will be treated as having received a distribution of $100 even though you received a check for only $90.

No Guaranty

The Company can only distribute as much money as it generates. There is no guaranty that we will have enough money, after paying expenses, to distribute enough to pay the Preferred Return or even to return all the invested capital.

Additional Information on the Securities

The Preferred Stock will not carry any preemptive rights, conversion rights, sinking fund provisions or subject the Class A members to further calls or assessments.

CWS Investments, Inc.	Offering Circular

Mandatory Withdrawals

Management may require an Investor to withdraw all or a portion of the Investor’s capital account upon five days-notice, for any or no reason whatsoever.

Management may require an Investor to withdraw all or a portion of its capital with no notice under certain circumstances, including if:

●	Management believes the Investor made a material misrepresentation to the Company;

●	Legal or regulatory proceedings are commenced or threatened against the Company or any of its members arising from or relating to the Investor’s interest in the Company;

●	The Investor transferred a Stock Interest in violation of the Bylaws; or

●	Management believes that the Investor’s ownership has caused or will cause the Company to violate any law or regulation.

If Management causes an Investor to withdraw all of the Investor’s capital account, the Investor will have no further interest in the Company.

Limited Right of Liquidity

Member Redemptions and Lockup Period. Class A Members will be required to hold their Interest for four (4) years (the “Lockup Period”) from the date of the Management’s receipt and deposit of the invested funds. Early redemption requests for reasons of financial hardship or emergency during the Lockup Period may be considered on a case by case basis subject to a penalty against the amount invested (the “Redemption Fee”), payable the Company, as follows:6

●	Within 12 months – 12%

●	From 12 months to before 24 months – 10%

●	From 24 months to before 36 months – 9%

●	From 36 months to before 48 months – 5%

Management shall have no obligation to consider any early redemption requests during the life of the Company. Additionally, Management may also place certain restrictions on the amount of outstanding shares that may be available for early redemption at any given time. A Member shall be required to provide Management with a 90-day notice for any Redemption request to be considered. No Member will be given priority for Redemption over any other Member for any reason other than the date upon which the request was made. Management may redeem Membership Units Pari Passu at any time at the then current Unit Price in its sole discretion without penalty to Management or the Company. Given the illiquid nature of the Assets, Management reserves the right to pay out any redemption requests, whether early or otherwise, over a 120-day period and/or limit Redemption requests to 3% of shares per quarter.

Asset-Backed Securities

Definition of “Asset-Backed Security”. The Stock is being offered pursuant to Regulation A issued by the SEC. Under 17 CFR §230.261(c), a security that is an “asset-backed security” may not be offered under Regulation A. For these purposes, the term “asset-backed security” has the same meaning as in Item 1101(c) of SEC Regulation AB. Under this definition, an “asset-backed security” means a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders; provided that in the case of financial assets that are leases, those assets may convert to cash partially by the cash proceeds from the disposition of the physical property underlying such leases.

[6]	An early redemption will include the loss of any Bonus Shares, effective as of the date of the early redemption request.

CWS Investments, Inc.	Offering Circular

The term is also defined by Section 3(a)(79) of the Exchange Act, which states that an “asset-backed security” means a fixed-income or other security collateralized by any type of self-liquidating financial asset (including a loan, a lease, a mortgage, or a secured or unsecured receivable) that allows the holder of the security to receive payments that depend primarily on cash flow from the asset, including: (i) a collateralized mortgage obligation; (ii) a collateralized debt obligation; (iii) a collateralized bond obligation; (iv) a collateralized debt obligation of asset-backed securities; (v) a collateralized debt obligation of collateralized debt obligations; and (vi) a security that the Commission, by rule, determines to be an asset-backed security for purposes of this section; and (B)does not include a security issued by a finance subsidiary held by the parent company or a company controlled by the parent company, if none of the securities issued by the finance subsidiary are held by an entity that is not controlled by the parent company.

In the opinion of the Company, the Stock does not satisfy the definition of “asset-backed security” set forth in Item 1101(c) of SEC Regulation AB or Section 3(a)(79) of the Exchange Act. Among other things, the Company will invest almost exclusively in non-performing mortgage loans, and under Item 1101(c)(iii), a security is not an “asset-backed security” if there are any non-performing assets. Additionally, the Stock Interests are not “collateralized” in any way. The payments to the Investors do not “depend primarily on cash flow from the asset.” The vast majority of the Notes that will be purchased are non-performing and therefore generating very little cash flow, if any. The Company estimates that less than 10% of its total revenue reflects normal monthly payments made with respect to the purchased Notes. Instead, the Company’s revenue, and the cash flow to holders of the Investors, consists mainly of (i) the proceeds of sales of real estate acquired through cooperative resolutions (i.e., deeds in lieu of foreclosure) or through foreclosure, (ii) proceeds from reselling purchased loans which have been modified, and (iii) payments made in settlement of purchased loans. The Company does not passively collect cash flow, but actively manages a portfolio, turning non-performing loans into cash.

Additionally, the SEC has described “asset-backed securities” as follows:

Asset-backed securities (ABS) are created by buying and bundling loans – such as residential mortgage loans, commercial loans or student loans – and creating securities backed by those assets, which are then sold to investors. Often, a bundle of loans is divided into separate securities with different levels of risk and returns. Payments on the loans are distributed to the holders of the lower-risk, lower-interest securities first, and then to the holders of the higher-risk securities.

See https://sec.report/spotlight/dodd-frank/assetbackedsecurities.shtml and SEC Release Nos. 33-8518; 34-50905; File No. S7-21-04 (Effective March 8, 2005), available at: http://sec.report/rules/final/33-8518.htm.

The Company’s intended business model differs from the above description in that the offered classes of Stock are not tied to varying risk factors; the returns of the Investors are not tied to the stated rate of returns on the Notes; the Company’s assets will consist primarily of non-performing loans; there are no mechanisms designed to assure timely payment, such as liquidity facilities, guarantees or other credit enhancements; the structure of the Company does not involve creating a bankruptcy-remote entity like a trust; the issuing entity, the Company, is not a passive participant.

For all of these reasons, the Company believes that the Stock should not be treated as “asset-backed securities” under section 3(a)(79) of the Exchange Act and, accordingly, that the Company will not be subject to the onerous reporting obligations that would otherwise apply.

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OUR BUSINESS

The Company was formed in 2022 as a Virginia corporation. The Company will make preferred equity investments in first lien position mortgage notes and contract for deeds throughout the United States with conservative loan to value characteristics. Meaning, the Company only intends to purchase Notes that are fully secured. While the Company will typically only invest in first mortgages, the Company may opportunistically invest in second mortgages, lease options if they meet the aforementioned conservative characteristics. The Company may also invest in Class A and B single family homes and smaller multi-family residential properties. If investing in single family homes and/or multi-family property, the Company expects to do so on a cash basis, but in no event will the Company use leverage in excess of 60% loan to value.

The Company’s investment objectives with respect to acquiring Assets are to effectively deploy the proceeds of this Offering in Assets which are expected to: Preserve and protect each Investor’s contributed; and provide the Investor with a Preferred Return commensurate with the Investor class of preferred stock, as well as provide Investors with a full return of their capital contributions. No assurance can be given that these objectives will be attained or that the Company’s capital will not decrease.

The business in which the Company operates is not dependent on patents, trademarks, franchises, concessions, royalty agreements or labor contracts. To the extent that licenses are required to engage in the business in any particular jurisdiction, Management is experienced in obtaining said license and does not expect the process to hinder or delay the business of the Company. The business of the Company does not involve environmental issues, and as such, does not expect to incur any significant costs relating to environmental compliance.

Company History

As previously stated, the Company is a newly formed entity without any operating history. While the company is newly formed, Mr. Seveney has extensive history in the industry, as more fully set forth on pages 40 & 41, below. Neither the Company, its directors, nor any Key Man has been a debtor in any bankruptcy, receivership or similar proceeding. There have not be any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets of the Company not in the ordinary course of business.

The Mortgage Market

We realize that uncertainty creates opportunity. From an investor perspective, the volatility of the stock market and impending fears of inflation are causing many investors to look for other options. The long-term value of real estate is attractive, and due to constantly changing markets, there will constantly be a significant opportunity in the distressed real estate asset market.

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The Secondary Mortgage Market for Investors

Mortgages are originated in the primary market, where home buyers obtain loans from banks, credit unions or other financial institutions. Most lenders pool the loans they have originated and sell these pools to generate funds for continued lending. The secondary distressed mortgage market is a billion-dollar industry in which all types of mortgage loans, prime, sub-prime, conforming and non-conforming, are sold to investors, occasionally individually but most commonly in pools that aggregate multiple mortgages.

Buyers of loans in the secondary mortgage market include large institutions as well as smaller investment funds and other professional investors who specialize in mortgage investing. Many large institutional investors repackage mortgages into mortgage-backed securities (MBS) that are in turn sold to other investors. Investors may also purchase loans to hold to maturity in a loan portfolio or produce cash flows that will offset other future liabilities.

Investors can purchase non-performing loans at prices significantly below outstanding balances, otherwise known as “the UPB”. The investor can then rehabilitate the loans or reclaim the property, thus generating an attractive return on the original investment. This is the primary goal of this investor.

Current & Projected Market Conditions

The performance of mortgages is primarily correlated to unemployment. Since the start of the COVID pandemic in 2020, moratoriums were put in place to protect borrowers from losing their homes. These moratoriums have led to a reduction in available inventory on the secondary market and an increase in pricing caused by supply and demand. Since these moratoriums have been lifted, most economists predict mortgage delinquency rates will increase due to the rise in unemployment and interest rates due to inflation risks. These increases should lead to greater inventory on the secondary market.

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Acquisition Strategy

Our acquisition strategy is not focused on a single source. We will be focused on targeting banks, private equity firms who hold notes, brokers, auction platforms, other note funds and individual investors.

Non-performing loans are mortgages where the borrower is behind on payments. Typically, a loan is considered non-performing when the loan is more than ninety-days past due. Financial institutions will sell these loans as they are not typically staffed to handle a significant number of delinquent loans. We have also found that many banks seek to offload non-performing loans for a multitude of tax planning and general business strategy considerations. These loans can then be purchased at a discount of the balance due thereon. We will also target private equity funds. Private Equity funds acquire thousands of delinquent non-performing loans at a significant discount. They will break the loans down into tranches or classes of loans which:

●	They manage to a successful conclusion to maximize value and will then liquidate.

●	Immediately look to liquidate due to the loan not meeting its requirements. An example of this is a loan with a $50,000 value takes the same effort and costs to foreclose as a $500,000 loan. Therefore, when incorporating manpower and returns, they focus on loans with most value.

Like other real estate asset classes, private equity funds investing in mortgage debt are constantly acquiring and liquidating assets for liquidity or in the case of closed-end funds, when they are winding down fund operations. These instances present ideal buying situations. We have also found that these situations also present ideal opportunities to purchase residential properties that the fund obtained and that it needs to offload in order to wind down operations.

Other Sources:

Other sources consist of buying from individual investors, smaller note funds and originating new loans. In the past five years, we have developed relationships with over twenty-five known funds and note sellers.

Governmental Regulation

The industry in which the Company intends to participate is regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing activities. Some of these regulations are discussed in greater detail below under “Risk of Failure to Comply with Securities Laws ” “Relaxed Ongoing Reporting Requirements,” and the other related Risk Factors identified herein. The Company or the Company’s Assets may be subject to governmental regulations in addition to those discussed in this Offering, and new regulations or regulatory agencies may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the markets in which it operates. However, such regulation may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform as illustrated.

Other laws, regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, and programs at the federal, state, and local levels are under considerations that seek to address the economic climate and real estate and other markets and to impose new regulations on various participants in the financial system. The effect that these or other actions will have on the Company’s business, results of operations, and financial condition and not completely foreseeable at this time. Further, the failure of these or other actions and the financial stability plan to stabilize the economy could harm the Company’s business, results of operations, and financial condition.

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Profile for Targeted Assets

There is currently over $400B in distressed mortgage notes across the United States. The fund is looking to target a very small component of this market in a strategic manner to acquire non-performing notes that have an upside economic potential with designed exit strategies. We focus to identify and source notes which are undervalued and relate to residences located in favorable neighborhoods. Purchasing notes at below market prices after performing the proper due diligence enables the Company to spread its risk of loss over a greater pool of assets and at lower price points than purchasing notes at higher retail purchase prices.

Benefits of Notes Versus Other Alternative Investments

Passive Cash Flow

Owning a note is easier to manage than a property. When a borrower is paying it is considered “mailbox money”. Compared to owning the physical real estate, owning the secured debt does not subject you to dealing with tenants, toilets and termites.

Portfolio Management

A note portfolio can be managed from any location with internet access. The management consists of a team of professionals consisting of attorneys, a servicing company, realtors and preservation companies. Unlike rentals, where most investors own “in their own backyard”, a note portfolio can be more diversified but each asset is still managed in the same manner.

Profitability in Varying Market Conditions

Note prices in the marketplace function in relation to supply and demand and are correlated to real estate values. The big difference is with notes, profits increase in a down market as note prices decrease which allows more flexibility to rehab the borrower and get them repaying. Remember – even in a down economy people need a place to live and in many instances their mortgage payment is less than rent.

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Collateral

Real estate is one of the safest investments. Unlike stocks that are backed by very little collateral and have high volatility, a note is less volatile and is secured by real physical property.

Versatility

With notes, there are numerous exit strategies. The Notes can be resold, modified or taken back by the Lender. The Borrower can refinance the loan and payoff us as the lender.

With non-performing notes, the most advantageous outcome for the borrower and lender is for the borrower to make payments. If we can get the borrower to reperform, the asset increases in value and can be liquidated at higher margins. If the borrower cannot make the current payments on the loan, the lender has multiple options including; loan modification; deed-in-lieu of foreclosure; or foreclosing on the property.

History of Management and the Affiliates

The manager has successful experience managing mortgage note funds. These include business endeavors exempt from registration under Regulation D 506(c) and 506(b). These funds historically have been successful in acquiring assets for the portfolio while managing the required reserves required for potential legal costs, while consistently returning a profit to the investors.

Company Property

The Company does not currently own or lease office-space but reserves the right to do so in the future. The Company relies heavily on digital operations. Management is nearly paperless, with all documents secured and managed digitally. Management utilizes industry proven software that allows it to track and manage its investments with confidence and accuracy.

Legal Proceedings

Legal proceedings are a routine part of the business of Company. For instance, it is routine that the Company may need to bring a lawsuit against a borrower for the amount due under a debt obligation or to foreclose on the collateralized property. It is also a normal aspect of business that a borrower may preemptively bring a lawsuit seeking to have a debt obligation stricken. These types of lawsuits are not common and in Management’s experience, rarely end in a cancellation of the underlying debt.

Neither the Company, Management, nor any director, officer or affiliate of the Company, nor any owner of record or beneficially of more than five percent of any class of voting securities of the Company, nor any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries. This attestation applies to any administrative or judicial proceedings.

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ACCOUNTING EXPERTS

The consolidated financial statements of our Company for the period ended March 31, 2022 have been audited by Tesseract Advisory Group, an independent auditor, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Offering Statement, and are included in reliance on such reports, given the authority of said firm as an expert in auditing and accounting. Please find below the financial statements as prepared by Tesseract Advisory Group.

CWS Investments Inc.

Balance Sheet

As of March 24, 2022

$
Assets
Current Assets
Cash and cash equivalents	100,000
Total Current Assets	100,000

Total Assets	100,000

Liabilities & Stockholder’s Equity
Liabilities	-
Accounts Payable and accrued expenses	-

Total Liabilities	-
Stockholder’s Equity
Preferred stock, authorized 7,500,000 shares; zero shares issued and outstanding; $10 par value per share	-
Common stock, authorized 1,000,000 shares; zero shares issued and outstanding; zero par value par share	-
Additional paid-in capital	100,000
Total Stockholder’s Equity	100,000
Total Liabilities & Stockholder’s Equity	100,000

CWS Investments, Inc.	Offering Circular

CWS Investments Inc.

Statement of Income

For the period ended March 24, 2022

$
Gross Profit (Loss)	-
Revenues	-
Cost of Revenues	-
Operating Expenses
Accretion expense	-
Advertising and promotion	-
Automobile	-
Bad debt expense	-
Charitable contributions and donations	-
Communications and information technology	-
Depreciation	-
Employee benefits	-
Fines and penalties	-
Gifts	-
Goodwill and intangible asset amortization	-
Impairment	-
Insurance expense (recovery)	-
Lease amortization	-
Legal and other professional fees and services	-
Loss on disposal of assets	-
Meals and entertainment	-
Memberships and licenses	-
Office supplies	-
Payroll taxes	-
Rent	-
Repairs and maintenance	-
Research and development	-
Salaries and wages	-
Sales commissions and fees	-
Share based compensation	-
Taxes other than income taxes	-
Training	-
Travel	-
Utilities	-
Other operating (income) expense	-
Total Operating Expenses	-
Operating Income (Loss)	-
Other Income	-
Intercompany income	-
Income (Loss) Before Provision (Benefit) for Income Taxes	-
Income tax expense	-
Income (Loss) From Continuing Operations	-
Income from discontinued operations, net of tax	-
Income (Loss) Before Cumulative Effect of Change in Accounting Principle	-
Cumulative effect of change in accounting principles	-
Net Income (Loss)	-
Net income attributable to noncontrolling interests	-
Net Income (Loss) Attributable to CWS Investments Inc. Stockholders	-

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CWS Investment Inc.

Statement of Changes in Stockholders' Equity

For the period ended March 24, 2022

	Additional Paid- In Capital $	Total Stockholders’ Equity $
Balance at February 22, 2022	-	-

Net income (loss)	-	-
Officer capital contribution	100,000	100,000
Balance at March 24, 2022	100,000	100,000

Further information and discussion of the audited financials can be found in Exhibit 99.1

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MANAGEMENT DISCUSSION

Executive Officers, Directors and Key Employees

The Company will be managed by Christopher Seveney, the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Christopher Seveney is an experienced real estate professional who has been actively buying and selling mortgage notes since 2016. During this time, he has acquired over 500 notes with UPBs in excessive of $75M in over forty states. Prior to investing in mortgage notes, Chris built a multimillion dollar portfolio of assets through new construction and rehabilitating existing properties in his own portfolio along with having managed the construction of over $750M in new construction in his twenty-five year professional career.

The Company has employed Lauren Wells as a full-time employee to assist Mr. Seveney in the management of the Company. Ms. Wells’ title will be Vice President of Investor Relations & Strategy where she will lead the strategic evaluation of market research and implement, lead and support the business strategies. She will also be responsible for setting the corporate marketing and sales goals.

Ms. Wells earned a Bachelor of Arts from UC Santa Barbara. She has worked with Chris Seveney since 2021 in a senior level position working side by side with Chris on fund management and business strategy.

She brings over 10 years of business development, sales and project management experience to the company. Prior to joining the company, she worked as a senior consultant with SAAS startups including Procore and Linkedin to build and scale their sales organizations. This included developing forecasts, defining target markets, identifying acquisition opportunities and establishing new sources of revenue. Ms. Wells has also been a real estate investor since 2010. During this time, she has helped grow and manage a portfolio of over 100 assets which include both residential real estate and mortgage notes.

Management reserves the right to make additional hires in the interests of the Company and in the sole discretion of Management.

Name	Position	Age	Term of Office	Full or Part Time
Christopher Seveney	President, Chief Executive Officer and Chairman of the Board of Directors		3 (2022)	Full
Lauren Wells	Vice President, Investor Relations & Strategy, Member at Large		2 (2022)	Full
Jeffrey Laroche[7]	Member at Large		2 (2022)	Board Only

[7]	Non-compensated Member at Large of the Board of Directors.

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Management Compensation

Management will be compensated as a Fund Expense as provided for on pages 28.

Mr. Seveney, as the sole common stockholder, will also likely receive compensation as the sole common stockholder.

Management Affiliates

Mr. Seveney is also a principal in other companies involved in affiliated businesses. These Affiliates include, but are not limited to: Y&R 2022, LLC, Integrity Mortgage Note Fund I, LLC, Sunnyhill Ventures 2020, LLC, , Y&R I Opportunity Fund, LLC, 7E Investments Inc., Greyt Estates LLC, Onyx & Shadow Equities LLC, BIFI Loan Servicing, LLC, and 7E Management Consultants LLC.

Operating Results

The Company was created on February 22, 2022. The Company has not conducted any business and therefore has no operating results.

Liquidity and Capital Resources

The Company is seeking to raise up to $75,000,000 of capital in this Offering by selling Class A and B Interests to Investors. The Company is expected to obtain its liquidity from this Offering and is not expected to borrow money from banks or other lenders as a principal business operating strategy. That being said, in the event that the Company seeks to invest in residential properties, the Company may seek to finance the acquisition if such financing allows the Company to leverage the purchase on favorable terms, while still generating a return.

The Company does not currently have any capital commitments. We expect to deploy most of the capital we raise in the Offering in buying loans, as described in the “Use of Proceeds” section on page 21. Should we need more capital for any reason, we could either sell more Interests or sell other classes of securities.

Plan of Operation

The Company, upon successfully raising sufficient capital, intends to operate in the manner described in the “Our Business” section starting on page 32.

The Company expects the proceeds of the Offering will satisfy its cash requirements. If the Company raises less than $75,000,000, we will simply buy fewer loans.

Ownership Interest of Management

The ownership interests in the Company are referred to as “Interests.” the Company will have two kinds of Interests: Preferred Stock that is referred to as “Class A Interests” and common stock, which will be owned in its entirety by Mr. Seveney.

As the owner of the common stock, Mr. Seveney will have the right to receive any proceeds after the Class A Investors receive their preferred return. The amount of the profits Mr. Seveney will receive from owning the common stock depends on a number of factors, including:

●	How much capital is raised in the Offering;

●	The investment returns the Company is able to achieve;

●	When those returns are achieved (the Company might not achieve the same return every year);

●	When the Company distributes money to Investors; and

●	The amount of expenses the Company incurs.

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Given these variables, it is impossible to predict with any accuracy how much money Mr. Seveney will make from owning the common stock.

Report to Investors

No less than one per year, the Company will provide Investors with a detailed statement showing:

●	The fees paid to Management;

●	Any other fees paid to Management or its affiliates; and

●	Any transactions between the Company and Management or its affiliates.

In each case, the detailed statement will describe the services performed and the amount of compensation paid.

Method of Accounting

The compensation described in this section was calculated using the accrual method of accounting.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Chris Seveney is the President and CEO and will be responsible for the day to day operations of the Company. Mr. Seveney is the sole owner of the common stock. Mr. Seveney is also one of several owners of BIFI Loan Servicing LLC (“BIFI”). The Company intends to contract with BIFI to provide loan servicing and other related services for notes held by the Company in those states in which BIFI is licensed to provide such services. BIFI was formed in 2021 and since then has been engaged in the servicing of loans for third parties. The Company intends to pay BIFI such fees as are customary in the industry and as are further set forth in the Servicing Agreement, attached hereto as Exhibit 6.1.

Mr. Seveney is also a principal in other companies involved in affiliated businesses including Sunnyhill Ventures 2020, LLC, Y&R I Opportunity Fund, LLC, Greyt Estates LLC, Onyx & Shadow Equities LLC. The company may purchase assets from these companies.

Security Ownership of Management and Certain Securityholders

The following table sets out, as of April 1, 2022, the voting securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s voting securities or having the right to acquire those securities. The table assumes that all options and warrants have vested. The company’s voting securities include all shares of Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent
Christopher Seveney 5242 Port Royal Rd #1785, North Springfield, VA 22151	Common Stock	1,000,000	0	100%

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ITEM 3: INDEX TO EXHIBITS

Exhibit
Broker-Dealer Agreement, Dalmore Group, LLC, dated February 23, 2022	1.1
Certificate of Incorporation, CWS, Investments Inc., dated February 22, 2022	2.1
Bylaws of CWS Investments, Inc., dated March 31, 2022	2.2
Form of Subscription Agreement	4.1
Loan Servicing Agreement, BIFI Loan Servicing, LLC, dated March 27, 2022	6.1
Software and Services License Agreement, North Capital Investment Technology, Inc., dated March 8, 2022	6.2
Power of Attorney (included on signature page)	10.1
Consent of Independent Auditor, Tesseract Advisory Group	11.1
Opinion of Council, Baradel. Kosmerl & Nolan, PA as to the legality of the securities being qualified, dated March 31, 2022	12.1
Audited Financial Statements and Independent Auditor’s Report, dated March 24, 2022	99.1

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springfield, State of Virginia, on July 13, 2022.

CWS Investments, Inc.

By:	//Christopher Seveney//
Christopher Seveney, President, CEO and CFO

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Seveney as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of CWS Investments, Inc.) to sign any or all amendments (including post-effective amendments) to this offering statement and any and all supplements thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

//Christopher Seveney//	President, CEO, CFO and	7/13/22
Christopher Seveney	Chairman of the Board of Directors

//Lauren Wells//	Vice President, Investor Relations &	7/13/22
Lauren Wells	Strategy, Member at Large

Jeffrey Laroche	Member at Large	7/13/22
Jeffrey Laroche